UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

CATERPILLAR INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-768	37-0602744
(Commission File Number)	(IRS Employer Identification No.)

100 NE Adams Street, Peoria, Illinois	61629
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 675-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.         Creation of a Direct Financial Obligation of a Registrant.

On August 15, 2012, Caterpillar Inc. (the “Company”) issued $801,649,000 aggregate principal amount of 3.803% Debentures due 2042 (the “New Debentures”) in connection with the early settlement of its previously announced offers to exchange certain of its outstanding series of debentures and senior notes for a combination of New Debentures and cash. The New Debentures were issued in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended.

The New Debentures were issued pursuant to an Indenture dated as of May 1, 1987, as supplemented and amended (as so amended or supplemented from time to time, the “Indenture”), between the Company and U.S. Bank National Association, as trustee.  The forms of the New Debentures are filed as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference in their entirety.

Item 8.01.         Other Events.

In connection with the issuance of the New Debentures, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the lead dealer managers named therein, dated August 15, 2012, which will give holders of the New Debentures certain exchange and registration rights with respect to the New Debentures. A copy of the Registration Rights Agreement is filed as Exhibit 4.3 and is incorporated herein by reference in its entirety.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of 3.803% Rule 144A Global Debentures due 2042

4.2	Form of 3.803% Regulation S Global Debentures due 2042

4.3	Registration Rights Agreement, dated August 15, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ James B. Buda
Date: August 20, 2012
		Name:	James B. Buda
		Title:	Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of 3.803% Rule 144A Global Debentures due 2042

4.2	Form of 3.803% Regulation S Global Debentures due 2042

4.3	Registration Rights Agreement, dated August 15, 2012